Exhibit 99.1

Republic Airways and Mesa Air Group Complete Merger

Combination creates a leading publicly traded regional airline committed to safely and reliably connecting people and communities across America

CARMEL, Ind. and PHOENIX, Nov. 25, 2025 – Republic Airways Holdings Inc. (NASDAQ: RJET) today announced the successful completion of the merger between Republic Airways and Mesa Air Group, Inc. The transaction was announced on April 7, 2025 and approved by Mesa stockholders on November 17, 2025. Under the terms of the merger agreement, Republic stockholders now own approximately 88% of the combined company’s common stock and Mesa stockholders will own at least 6%, and up to 12% of the combined company’s common stock, subject to the final settlement of Mesa’s pre-closing obligations.

As a combined company, Republic Airways Holdings Inc. will own the world’s largest Embraer jet fleet of 310 E-Jets supporting more than 1,300 daily departures. Republic Airways Inc. will continue to support American Airlines, Delta Air Lines, and United Airlines under its existing capacity purchase agreements (“CPA”) while Mesa Airlines will support United Airlines under a new 10-year CPA signed in connection with this transaction.

“This merger establishes a combined company with a common mission to provide safe, clean, and reliable service to connect people and communities across America. The transaction will create value for all of our stakeholders and strengthen the regional aviation industry,” said David Grizzle, CEO of Republic Airways. “Today, Republic returns to the public markets as a well-capitalized airline with a strong strategic plan, a capable and proven workforce of aviation professionals, and a horizon bright with opportunity.”

Republic and Mesa share a legacy of regional airline operations built on a strong culture and professional pride. This merger unites two organizations that have long recognized the value of investing in people whose skill and dedication have earned the trust of partners and passengers alike. The cultural alignment of the combined organization positions its more than 8,000 impacted aviation professionals for continued growth, development, and long-term success.

Matt Koscal, President of Republic Airways, explained the strategic logic of the transaction: “Bringing Republic and Mesa together is the natural next step for Republic. It continues a growth trajectory that stretches back more than five decades, makes us a stronger and more capable partner for our customers, will create new job and career opportunities for our people, and offers a compelling investment opportunity in an essential industry.”

Republic and Mesa will maintain parallel operations while the combined company works to consolidate the two airlines to operate as a single carrier.

As of today, the combined company will trade under the ticker RJET on the NASDAQ Global Select Market.

Simpson Thacher & Bartlett LLP served as legal counsel and Goldman Sachs & Co. LLC served as financial advisor to Republic Airways. FTI Capital Advisors, LLC served as financial advisor and DLA Piper LLP served as legal counsel to Mesa Air Group. Sidley Austin LLP served as legal counsel to United Airlines.

About Republic Airways Holdings Inc.

Founded in 1974, Republic Airways maintains a combined fleet of more than 300 Embraer 170/175 aircraft and its airlines offer scheduled passenger service with more than 1,300 daily scheduled flights to more than 100 cities in the U.S., Canada, the Caribbean, and Mexico. The airlines provide fixed-fee flights operated under their codeshare partners’ brands: American Eagle, Delta Connection, and United Express. The airlines employ more than 8,000 aviation professionals. Learn more at www.rjet.com.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the merger of Republic Airways and Mesa. Words such as “future,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “predict,” “will,” “would,” “should,” “could,” “can,” “may,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements.

The forward-looking statements contained in Press Release reflect Republic Airways’ current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of Republic Airways, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: risks that the merger disrupts Republic Airways’ current plans and operations or diverts the attention of Republic Airways’ management or employees from ongoing business operations; the risk of potential difficulties with Republic Airways’ ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the merger; the failure to realize the expected benefits of the merger; and the risk that the merger may involve unexpected costs and/or unknown or inestimable liabilities.

While forward-looking statements reflect Republic Airways’ good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. Republic Airways disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Republic Airways’ future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the proxy statement/prospectus, related to the merger of Republic Airways and Mesa, filed by Mesa with the Securities and Exchange Commission (SEC) on October 2, 2025, as such factors may be updated from time to time in Republic Airways’ filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Contacts

Media Jon Austin

(612) 839-5172

corpcomm@rjet.com

Jon.Austin@rjet.com

Investor Relations

InvestorRelations@rjet.com